Hong Kong Exchanges and Clearing Limited and The Stock Exchange of Hong Kong Limited take no responsibility for the contents of this announcement, make no representation as to its accuracy or completeness and expressly disclaim any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this announcement.

This announcement is for information purposes only and does not constitute an invitation or offer to acquire, purchase or subscribe for securities of the Target nor shall there be any sale, purchase or subscription for securities of the Target in any jurisdiction in which such offer, solicitation or sale would be unlawful absent the filing of a registration statement or the availability of an applicable exemption from registration or other waiver. This announcement is not for release, publication or distribution in or into any jurisdiction where to do so would constitute a violation of the relevant laws of such jurisdiction.

STRYKER CORPORATION	TRAUSON HOLDINGS COMPANY LIMITED
(incorporated in the Cayman Islands with limited liability)
(incorporated in Michigan, United States of America)
(Stock Code: 325)

JOINT OFFER ANNOUNCEMENT

(1) CONDITIONAL VOLUNTARY GENERAL OFFER BY

BARCLAYS CAPITAL ASIA LIMITED

ON BEHALF OF STRYKER CORPORATION

TO ACQUIRE ALL OF THE OUTSTANDING SHARES IN

THE ISSUED SHARE CAPITAL OF

TRAUSON HOLDINGS COMPANY LIMITED
AND
TO CANCEL ALL THE OUTSTANDING SHARE OPTIONS OF TRAUSON HOLDINGS COMPANY LIMITED

(2) RESUMPTION OF TRADING IN THE SHARES OF TRAUSON HOLDINGS COMPANY LIMITED

(3) APPOINTMENT OF INDEPENDENT FINANCIAL ADVISER TO THE INDEPENDENT BOARD COMMITTEE

Exclusive Financial Adviser to the Offeror    Exclusive Financial Adviser to the Target

Independent Financial Adviser to the Independent Board Committee
SOMERLEY LIMITED

INTRODUCTION

The Offeror and the Target are pleased to jointly announce that Barclays will, on behalf of the Offeror, make a conditional voluntary cash offer (i) to acquire all of the outstanding shares in the issued share capital of the Target; and (ii) to cancel all the outstanding Options.

THE OFFERS

The Offers will be made by Barclays on behalf of the Offeror on the following basis:

The Share Offer:

Consideration of the Share Offer

For each Share . . . . . . . . . . . . . HK$7.50 in cash

The Shares to be acquired under the Share Offer shall be fully paid and shall be acquired free from all liens, charges, encumbrances, rights of pre-emption and any other third party rights of any nature and together with all rights attaching to them as at the Closing Date or subsequently becoming attached to them, including the right to receive in full all dividends and other distributions, if any, declared, made or paid on or after the Closing Date.

The Option Offer:

The Offeror will make (or procure to be made on its behalf) appropriate offers to the Optionholders in accordance with Rule 13 of the Takeovers Code to cancel all outstanding Options in exchange for cash.

(A)	In respect of Options with an exercise price of HK$2.17:

For cancellation of each such Option . . . . . . . . . . HK$5.33 in cash

(A)	In respect of Options with an exercise price of HK$3.06:

For cancellation of each such Option . . . . . . . . . . HK$4.44 in cash

(C) In respect of Options with an exercise price of HK$2.852:

For cancellation of each such Option . . . . . . . . . HK$4.648 in cash

The Option Offer will be conditional upon the Share Offer becoming or being declared unconditional in all respects. Further information on the Option Offer will be set out in the formal document containing the Option Offer which will be sent to Optionholders on the Despatch Date.

The Share Offer Price of HK$7.50 per Share represents a premium of approximately 66.7% over the closing price of HK$4.50 per Share as quoted on the Stock Exchange on the Last Trading Date.

Value of the Offers

On the assumption that no Options are exercised prior to the close of the Offers, the Offers are valued at approximately HK$5,922,314,988 (or approximately US$764 million) in aggregate. On the assumption that the Options are exercised in full prior to the Closing Date, the Offers are valued at approximately HK$5,978,689,688 (or approximately US$771 million) in aggregate on a fully-diluted basis.

On the basis of an assumed net cash position of the Target Group at the Unconditional Date, the enterprise value of the Target Group is approximately HK$5.3 billion (approximately US$685 million).

CONDITIONS TO THE SHARE OFFER

The Share Offer is subject to the following Conditions:

(a)
valid acceptances of the Share Offer being received (and not, where permitted, withdrawn) by 4:00 p.m. on the Closing Date (or such later time or date as the Offeror may, subject to the rules of the Takeovers Code, decide) in respect of such number of Shares (which shall include all the Shares held by Luna) which will result in the Offeror and persons acting in concert with it holding at least 90% of the voting rights in the Target;

(b)
(i) all Consents as are necessary for the consummation of the transactions contemplated in the Irrevocable Undertaking and the Offers and in connection with, including, without limitation, any change in the direct or indirect shareholder(s) or ultimate controlling shareholder(s) of any member of the Target Group that has been granted the concession rights or licences to carry out its operations having been obtained and remaining in full force and effect without variation from all Relevant Authority(ies) and all conditions (if any) to such Consents having been fulfilled; (ii) each member of the Target Group possessing or having obtained all licences and permits from the Relevant Authority(ies) that are necessary to carry on its business; and (iii) all mandatory consents from third parties having been obtained for the acquisition of the Shares under the Offers;

(c)	no event having occurred which would make the Offers or the acquisition of any of the Shares under the Offers void, unenforceable, illegal or prohibit implementation of the Offers;

(d)
no Relevant Authority(ies) in any jurisdiction having taken or instigated any action, proceeding, suit, investigation or enquiry, or enacted or made or proposed, and there not continuing to be outstanding, any statute, regulation, demand or order that would make the Offers void, unenforceable or illegal or prohibit the implementation of, or which would impose any material conditions, limitations or obligations with respect to the Offers or the transactions contemplated under the Irrevocable Undertaking (other than such orders or decisions as would not have a material adverse effect on the legal ability of the Offeror to proceed with or consummate the Offers and the transactions contemplated under the Irrevocable Undertaking);

(e)
since the date of the last audited consolidated financial statements of the Target, there having been no change, effect, fact, event or circumstance which has had or would reasonably be expected to have a material adverse effect on, or to cause a material adverse change in, the general affairs, management, financial position, business, prospects, conditions (whether financial, operational, legal or otherwise), earnings, solvency, current or future consolidated financial position, shareholders' equity or results of operations of the Target or any member of the Target Group, whether or not arising in the ordinary course of business;

(f)	no dividend or other distribution (whether in cash or in kind) during the Offer Period having been declared, made or paid by the Target to the Shareholders; and

(g)
(i) the receipt of an opinion from the independent financial adviser to the Independent Board Committee confirming that the terms of the Service Agreements are fair and reasonable, and (ii) the passing of an ordinary resolution by the Independent Shareholders at an extraordinary general meeting of the Target to approve the terms of the Service Agreements.

The Offeror reserves the right to waive, in whole or in part, all or any of the Conditions set out above save that (i) Condition (a) may only be waived if the Offeror receives acceptances in respect of the Share Offer which would result in the Offeror and persons acting in concert with it holding more than 50% of the voting rights in the Target; and (ii) Conditions (c) and (d) cannot be waived.

The Offeror has undertaken to Luna that it will not close the Share Offer prior to the 60th day after the Despatch Date unless the Share Offer has become or has been declared unconditional in all respects before then.

Pursuant to Note 2 to Rule 30.1 of the Takeovers Code, the Offeror may only invoke any or all of the Conditions so as not to proceed with the Offers if the circumstances which give rise to the right to invoke any such Condition are of material significance to the Offeror in the context of the Offers.

WARNING: Shareholders, Optionholders and potential investors should be aware that the Share Offer is subject to the satisfaction or waiver (where applicable) of the Conditions and thus the Offers may or may not become unconditional. Shareholders, Optionholders and potential investors should therefore exercise caution when dealing in the Shares and any options or other rights in respect of them. Persons who are in doubt as to the action they should take should consult their stockbroker, bank manager, solicitor or other professional advisers.

IRREVOCABLE UNDERTAKING

On January 17, 2013, Luna (the registered owner of the Relevant Shares, representing 61.72% of the issued share capital of the Target), the Chairman and Ms. Xu executed an Irrevocable Undertaking in favour of the Offeror, pursuant to which each of Luna, the Chairman and Ms. Xu has irrevocably undertaken to the Offeror to accept or procure the acceptance of the Share Offer in respect of all of the 477,945,000 Shares owned by Luna as soon as possible and in any event by 4:00 p.m. on the Business Day after the Despatch Date.

Accordingly, pursuant to the Share Offer, the Offeror will acquire from Luna 477,945,000 Shares for a total consideration of approximately HK$3,584,587,500 based on the Share Offer Price of HK$7.50 per Share.

SERVICE AGREEMENTS

A subsidiary of the Offeror has also entered into the Service Agreements with the Chairman and his son, Mr. Qian Xiao Jin. Under the Service Agreements, subject to the Offers becoming or being declared unconditional in all respects, the Chairman and Mr. Qian Xiao Jin will be engaged by the Offeror as independent service providers to provide a range of services to the Offeror and the Target Group. In consideration, the following service fees will be paid:

(a)	Chairman: US$1.68 million per annum for three years from the Unconditional Date payable on a monthly basis; and

(b)	Mr. Qian Xiao Jin: US$320,000 per annum for three years from the Unconditional Date payable on a monthly basis.

As the Service Agreements are only being entered into by the Chairman and Mr. Qian Xiao Jin and are not being offered to all Shareholders, the Service Agreements require the consent of the Executive under Note 4 to Rule 25 of the Takeovers Code. The Target has made an application for consent from the Executive in relation to the Service Agreements conditional on the independent financial adviser advising the Independent Board Committee confirming that the terms of the Service Agreements are fair and reasonable, and the passing of an ordinary resolution by the Independent Shareholders at an extraordinary general meeting of the Target to approve the terms of the Service Agreements.

INTENTIONS OF THE OFFEROR IN RELATION TO THE TARGET GROUP

Following completion of the Offers, the Offeror will review the businesses of the Target, including among others, the Target's relationships with its distributors and customers, portfolio of products and product designs, assets, corporate and organizational structure, capitalization, operations, policies, management and personnel to consider and determine what changes, if any, would be necessary, appropriate or desirable, long term and short term, following the completion of the Offers in order to best organize and optimize the businesses and operations of the Target and to integrate the same within the Offeror's group. The Offeror intends that the Target will continue to operate its business in its current state. However, the Offeror reserves the right to make any changes that it deems necessary or appropriate to the Target's businesses and operations to better integrate, generate maximum synergy and exploit full economies of scale with the other operations of the Offeror's group.

COMPULSORY ACQUISITION AND WITHDRAWAL OF LISTING

The Offeror intends to exercise the right under section 88 of the Cayman Islands Companies Law to compulsorily acquire those Shares not acquired by the Offeror under the Share Offer if it, within four months of the posting of the Composite Document, acquires not less than 90% of the Shares. On completion of the compulsory acquisition, if exercised, the Target will become a wholly-owned subsidiary of the Offeror and an application will be made for the withdrawal of the listing of the Shares from the Stock Exchange pursuant to Rule 6.15 of the Listing Rules.

Pursuant to Rule 2.11 of the Takeovers Code, except with the consent of the Executive, where the Offeror seeks to acquire or privatize the Target by means of the Share Offer and the use of compulsory acquisition rights, such rights may only be exercised if, in addition to satisfying any requirement imposed by the Cayman Islands Companies Law, acceptance of the Share Offer and purchases made by the Offeror and its Concert Parties during the four months after posting of the Composite Document total 90% or more of the disinterested Shares (as defined in the Takeovers Code).

WARNING:

If the level of acceptances of the Share Offer reaches the prescribed level under the Cayman Islands Companies Law and the requirements of Rule 2.11 of the Takeovers Code are satisfied, dealings in the Shares will be suspended from the Closing Date up to the withdrawal of listing of the Shares from the Stock Exchange pursuant to Rule 6.15 of the Listing Rules.

FINANCING RESOURCES AVAILABLE TO THE OFFEROR

The Offeror intends to finance the consideration payable by the Offeror under the Offers from the internal cash and other financial resources of the Offeror and its wholly-owned subsidiaries. Barclays has been appointed as the exclusive financial adviser to the Offeror in respect of the Offers. Barclays is satisfied that sufficient financial resources are available to the Offeror to satisfy full acceptance of the Offers.

INDEPENDENT BOARD COMMITTEE AND INDEPENDENT FINANCIAL ADVISER

An Independent Board Committee, which comprises all the non-executive directors of the Target other than Ms. Xu, has been established by the Target Board to make a recommendation to the Shareholders and Optionholders as to whether the Offers are, or are not, fair and reasonable and as to acceptance and to the Optionholders as to its views on the Option Offer. In addition, an independent financial adviser, Somerley, approved by the Independent Board Committee, has been appointed to advise the Independent Board Committee in connection with the Offers and the fairness and reasonableness of the Services Agreements.

RESUMPTION OF TRADING

At the request of the Target, trading in the Shares has been suspended with effect from 1:12 p.m. on January 8, 2013 pending the release of this announcement. An application has been made by the Target to the Stock Exchange for the resumption of trading in the Shares with effect from 9:00 a.m. on January 18, 2013.

Notice to US holders of Shares:

The Share Offer will be made for the securities of a Cayman company and is subject to Hong Kong disclosure requirements, which are different from those of the United States. The Share Offer will be made in the United States pursuant to US tender offer rules or an available exemption therefrom and otherwise in accordance with the requirements of the SFO. Accordingly, the Share Offer will be subject to disclosure and other procedural requirements, including with respect to withdrawal rights, offer timetable, settlement procedures and timing of payments, that are different from those applicable under US domestic tender offer procedures and law.

The receipt of cash pursuant to the Share Offer by a US holder of Shares may be a taxable transaction for US federal income tax purposes and under applicable state and local, as well as foreign and other tax laws. Each US holder of Shares is urged to consult his independent professional adviser immediately regarding the tax consequences of acceptance of the Share Offer.

It may be difficult for US holders of Shares to enforce their rights and claims arising out of the US federal securities laws, since the Target is located in a country other than the United States, and some or all of its officers and directors may be residents of a country other than the United States. US holders of Shares may not be able to sue a non-US company or its officers or directors in a non-US court for violations of the US securities laws. Further, it may be difficult to compel a non-US company and its affiliates to subject themselves to a US court's judgment.

In accordance with normal Hong Kong practice and pursuant to Rule 14e-5(b) of the US Exchange Act, the Offeror or its nominees, or its brokers (acting as agents), may from time to time make certain purchases of, or arrangements to purchase, Shares outside of the United States, other than pursuant to the Share Offer, before or during the period in which the Share Offer remains open for acceptance. These purchases may occur either in the open market at prevailing prices or in private transactions at negotiated prices. Any information about such purchases will be reported to the SFC and will be available on the SFC website at http://www.sfc.hk/.

INTRODUCTION

The Offeror and the Target are pleased to jointly announce that Barclays will, on behalf of the Offeror, make a conditional voluntary cash offer (i) to acquire all of the outstanding Shares in the issued share capital of the Target; and (ii) to cancel all the outstanding Options.

As at the date of this announcement, there are 774,328,625 Shares in issue and outstanding Options in respect of 22,830,000 Shares. The respective exercise prices of the outstanding Options and the period in which they are exercisable are as follows:

Exercise price	Number of
(HK$)	outstanding Options	Exercisable period
2.17	14,030,000	October 12, 2012 to October 12, 2021

3.06	4,000,000	April 26, 2013 to April 26, 2022
2.852	4,800,000	May 16, 2013 to 16 May, 2022

The Target has no other outstanding Shares, options, warrants, derivatives or other securities that are convertible or exchangeable into Shares or other types of equity interest.

THE OFFERS

The Offers will be made by Barclays on behalf of the Offeror on the following basis:

The Share Offer:

Consideration of the Share Offer

For each Share . . . . . . . . . . . . . . . . . . . HK$7.50 in cash

The Shares to be acquired under the Share Offer shall be fully paid and shall be acquired free from all liens, charges, encumbrances, rights of pre-emption and any other third party rights of any nature and together with all rights attaching to them as at the Closing Date or subsequently becoming attached to them, including the right to receive in full all dividends and other distributions, if any, declared, made or paid on or after the Closing Date.

The Option Offer:

The Offeror will make (or procure to be made on its behalf) appropriate offers to the Optionholders in accordance with Rule 13 of the Takeovers Code to cancel all outstanding Options in exchange for cash.

(A)	In respect of Options with an exercise price of HK$2.17:

For cancellation of each such Option . . . . . . . . . . HK$5.33 in cash

(A)	In respect of Options with an exercise price of HK$3.06:

For cancellation of each such Option . . . . . . . . . . HK$4.44 in cash

(C) In respect of Options with an exercise price of HK$2.852:

For cancellation of each such Option . . . . . . . . . . HK$4.648 in cash

The Option Offer will be conditional upon the Share Offer becoming or being declared unconditional in all respects. Further information on the Option Offer will be set out in the formal document containing the Option Offer which will be sent to Optionholders on the Despatch Date.

Following acceptance of the Option Offer, the relevant Options together with all rights attaching thereto will be entirely cancelled and renounced.

Use of wholly-owned subsidiaries by the Offeror

Without prejudice to the obligations of the Offeror under this Announcement, the Offeror reserves its right to make the Offers or complete the acquisition of the Shares through one or more of its wholly-owned subsidiaries that are directly or indirectly held by the Offeror.

Comparisons of value

The value which the Share Offer attributes to each Share represents:

		Premium/(Discount)
	Share price	of the offer price
	of the Target	to the share price
	HK$	%
Closing price on the Last Trading Date	4.50	66.7
Closing price at the time of suspension	5.16	45.3
of trading of the Shares
Average closing price for the last 5 trading	4.22	77.6
days as quoted on the Stock Exchange
immediately prior to and including the
Last Trading Date
Average closing price for the last 10 trading	4.11	82.5
days as quoted on the Stock Exchange
immediately prior to and including the
Last Trading Date
Average closing price for the last 20 trading	4.10	82.9
days as quoted on the Stock Exchange
immediately prior to and including the
Last Trading Date
Average closing price for the last 30 trading	4.13	81.7
days as quoted on the Stock Exchange
immediately prior to and including the
Last Trading Date
Average closing price for the last 60 trading	4.08	83.8
days as quoted on the Stock Exchange
immediately prior to and including the
Last Trading Date

The value which the Share Offer attributes to each Share represents a premium of approximately 352.4% over the December 31, 2011 Net Asset Value Per Share.

Highest and lowest Share prices

During the six-month period preceding the Last Trading Date and including the Last Trading Day, the highest closing price of the Shares as quoted on the Stock Exchange was HK$4.50 on January 7, 2013 and the lowest closing price of the Shares as quoted on the Stock Exchange was HK$2.68 on August 22, 2012.

Holdings of Shares and Options by the Offeror and its Concert Parties

As of the date of this announcement, Barclays, being the Offeror's Concert Party, holds 407,000 Shares as hedge positions against derivatives held by customers, representing approximately 0.0526% of the issued share capital of the Target.

Save as disclosed in this section headed “Holdings of Shares and Options by the Offeror and its Concert Parties”, the Offeror and its Concert Parties do not hold, control or have direction over any other Shares nor have, control or have direction over any other interests in the issued share capital or voting rights of the Target.

As of the date of this announcement, the Offeror and its Concert Parties do not hold any Options nor have, control or have direction over any outstanding options, derivatives, warrants or securities which are convertible into or exchangeable for securities of the Target.

Dealings in securities in the Target

The Offeror and its Concert Party (other than the Barclays group) have not dealt in the shares, convertible securities, warrants, options or derivatives of the Target during the six-month period ended on the date of this announcement. Any dealings in the shares, convertible securities, warrants, options or derivatives of the Target during the six-month period ended on the date of this announcement by the Barclays group (other than members of the Barclays group with exempt principal trader status and/or exempt fund manager status) will be disclosed in the Composite Document in accordance with the Takeovers Code.

Settlement of consideration

Settlement of consideration in respect of acceptances of the Offers will be made as soon as possible but in any event within 7 Business Days of the date of receipt of a complete and valid acceptance in respect of the Offers or of the Unconditional Date, whichever is the later.

No fractions of a cent will be payable and the amount of cash consideration payable to a Shareholder or Optionholder (as the case may be) who accepts the Share Offer or the Option Offer (as the case may be) will be rounded down to the nearest cent.

VALUE OF THE OFFERS

As at the date of this announcement, there are 774,328,625 Shares in issue. On the basis of the Share Offer Price of HK$7.50 per Share and assuming that no Options are exercised before the close of the Share Offer, the Share Offer is valued at approximately HK$5,807,464,688.

As at the date of this announcement, there are a total of 22,830,000 Options outstanding entitling the Optionholders to subscribe for, pursuant to the Share Option Scheme, an aggregate of:

- 14,030,000 Shares at an exercise price of HK$2.17 per Share;

- 4,000,000 Shares at an exercise price of HK$3.06 per Share;

- 4,800,000 Shares at an exercise price of HK$2.852 per Share;

Assuming none of the outstanding Options are exercised prior to the close of the Share Offer, the total amount required to satisfy the cancellation of all the outstanding Options is HK$114,850,300.

Based on the above and assuming that no Options are exercised prior to the close of the Offers, the Offers are valued at approximately HK$5,922,314,988 in aggregate.

In the event all the Options are exercised in full by the Optionholders prior to the Closing Date and the Share Offer is accepted in full (including all Shares issued and allotted as a result of the exercise of the Options), the Target will have to issue 22,830,000 new Shares, representing approximately 2.86% of the enlarged issued share capital of the Target. The maximum value of the Share Offer will be increased to approximately HK$5,978,689,688 as a result thereof. In that case, no amount will be payable by the Offeror under the Option Offer. Accordingly, the Offers are valued at approximately HK$5,978,689,688 in aggregate on a fully-diluted basis.

On the basis of an assumed net cash position of the Target Group at the Unconditional Date, the enterprise value of the Target Group is approximately HK$5.3 billion (approximately US$685 million).

CONFIRMATION OF FINANCIAL RESOURCES

Assuming that all the outstanding Options are exercised before the close of the Offers and that the Share Offer is accepted in full, the financial resources required by the Offeror to satisfy its obligations in respect of the Offers amount to approximately HK$5,978,689,688.

Assuming that no Option is exercised before the close of the Offers and that the Offers are accepted in full, the financial resources required by the Offeror to satisfy its obligations in respect of the Offers amount to approximately HK$5,922,314,988.

The Offeror intends to finance the consideration payable by the Offeror under the Offers from the internal cash and other financial resources of the Offeror and its wholly-owned subsidiaries. Barclays has been appointed as the exclusive financial adviser to the Offeror in respect of the Offers. Barclays is satisfied that sufficient financial resources are available to the Offeror to satisfy full acceptance of the Offers.

CONDITIONS TO THE SHARE OFFER

The Share Offer is subject to the following Conditions:

(a)
valid acceptances of the Share Offer being received (and not, where permitted, withdrawn) by 4:00 p.m. on the Closing Date (or such later time or date as the Offeror may, subject to the rules of the Takeovers Code, decide) in respect of such number of Shares (which shall include all the Shares held by Luna) which will result in the Offeror and persons acting in concert with it holding at least 90% of the voting rights in the Target;

(b)
(i) all Consents as are necessary for the consummation of the transactions contemplated in the Irrevocable Undertaking and the Offers and in connection with, including, without limitation, any change in the direct or indirect shareholder(s) or ultimate controlling shareholder(s) of any member of the Target Group that has been granted the concession rights or licences to carry out its operations having been obtained and remaining in full force and effect without variation from all Relevant Authority(ies) and all conditions (if any) to such Consents having been fulfilled; (ii) each member of the Target Group possessing or having obtained all licences and permits from the Relevant Authority(ies) that are necessary to carry on its business; and (iii) all mandatory consents from third parties having been obtained for the acquisition of the Shares under the Offers;

(c)	no event having occurred which would make the Offers or the acquisition of any of the Shares under the Offers void, unenforceable, illegal or prohibit implementation of the Offers;

(d)
no Relevant Authority(ies) in any jurisdiction having taken or instituted any action, proceeding, suit, investigation or enquiry, or enacted or made or proposed, and there not continuing to be outstanding, any statute, regulation, demand or order that would make the Offers void, unenforceable or illegal or prohibit the implementation of, or which would impose any material conditions, limitations or obligations with respect to the Offers or the transactions contemplated under the Irrevocable Undertaking (other than such orders or decisions as would not have a material adverse effect on the legal ability of the Offeror to proceed with or consummate the Offers and the transactions contemplated under the Irrevocable Undertaking);

(e)
since the date of the last audited consolidated financial statements of the Target, there having been no change, effect, fact, event or circumstance which has had or would reasonably be expected to have a material adverse effect on, or to cause a material adverse change in, the general affairs, management, financial position, business, prospects, conditions (whether financial, operational, legal or otherwise), earnings, solvency, current or future consolidated financial position, shareholders' equity or results of operations of the Target or any member of the Target Group, whether or not arising in the ordinary course of business;

(f)	no dividend or other distribution (whether in cash or in kind) during the Offer Period having been declared, made or paid by the Target to the Shareholders; and

(g)
(i) the receipt of an opinion from the independent financial adviser to the Independent Board Committee confirming that the terms of the Service Agreements are fair and reasonable, and (ii) the passing of an ordinary resolution by the Independent Shareholders at an extraordinary general meeting of the Target to approve the terms of the Service Agreements.

The Offeror reserves the right to waive, in whole or in part, all or any of the Conditions set out above save that (i) Condition (a) may only be waived if the Offeror receives acceptances in respect of the Share Offer which would result in the Offeror and persons acting in concert with it holding more than 50% of the voting rights in the Target; and (ii) Conditions (c) and (d) cannot be waived.

The Offeror has undertaken to Luna that it will not close the Share Offer prior to the 60th day after the Despatch Date unless the Share Offer has become or has been declared unconditional in all respects before then.

Pursuant to Note 2 to Rule 30.1 of the Takeovers Code, the Offeror may only invoke any or all of the Conditions so as not to proceed with the Offers if the circumstances which give rise to the right to invoke any such Condition are of material significance to the Offeror in the context of the Offers.

WARNING: Shareholders, Optionholders and potential investors should be aware that the Offers are subject to the satisfaction or waiver (where applicable) of the Conditions and thus the Offers may or may not become unconditional. Shareholders, Optionholders and potential investors should therefore exercise caution when dealing in the Shares and any options or other rights in respect of them. Persons who are in doubt as to the action they should take should consult their stockbroker, bank manager, solicitor or other professional advisers.

IRREVOCABLE UNDERTAKINGS

Date:    January 17, 2013

Parties:    Luna, the Chairman and Ms. Xu

Consideration:    Approximately HK$3,584,587,500 based on the Share Offer

Price of HK$7.50 per Share

Undertaking to accept the Share Offer

Luna, the Chairman and Ms. Xu executed an Irrevocable Undertaking in favour of the Offeror, pursuant to which each of Luna, the Chairman and Ms. Xu has irrevocably undertaken to the Offeror to accept, or procure the acceptance of, the Share Offer in respect of the Relevant Shares as soon as possible and in any event by 4:00 p.m. on the Business Day after the Despatch Date.

Prior to the closing, lapsing or withdrawal of the Share Offer, each of Luna, the Chairman and Ms. Xu has undertaken not to, among other things, (i) sell, transfer, charge, encumber, grant any option over (or cause the same to be done) or otherwise dispose of any interest in the Relevant Shares (other than to the Offeror); (ii) acquire, directly or indirectly, any additional shares, securities or other interests of the Target; or (iii) take any action or enter into any agreement or arrangement, including through its representation on the Target's board of directors (and whether or not legally binding or subject to any condition or which is to take effect after the Share Offer closes or lapses), or permit any agreement or arrangement to be entered into or authorize or incur any obligation which, (x) in relation to the Relevant Shares, would or might restrict or impede its accepting the Offers or (y) would otherwise be prejudicial to the successful outcome of the Share Offer.

No withdrawal

Each of Luna, the Chairman and Ms. Xu has irrevocably undertaken that it will not and will procure that Luna will not, withdraw any acceptance of the Share Offer in respect of the Relevant Shares.

Escrow Arrangement

The Irrevocable Undertaking further provides that, at Completion, a portion of the consideration to be paid to Luna for the acceptance of the Share Offer in the sum of HK$390 million will be deposited into an escrow account for a period of eighteen (18) months from the date of Completion (unless there are outstanding claims under the Irrevocable Undertaking the determination of which remains pending in which case the period shall be extended or until such claims are either settled or are finally determined) and be released in the following manner:

(1)
Release for shortfall in cash. Following the Unconditional Date, the Offeror will appoint an external auditor to assess the cash balance of the Target Group as at the later of (a) the Unconditional Date and (b) the date on which the Chairman resigns from the board of directors of the Target. If such cash balance is less than the minimum cash balance as agreed by the parties under the Irrevocable Undertaking, the Offeror may deduct such difference from the escrow amount. If such cash balance is not less than the minimum cash balance, an amount equal to HK$78 million will be released from the escrow account to Luna;

(2)
Refund of Property Purchase Amount. If the Target Group receives any or all of the Property Purchase Amount within the escrow period, an equivalent amount will be released from the escrow account to Luna;

(3)
Others. An amount equal to HK$128.7 million less certain deductions made or earmarked pending final determination pursuant to the terms of the Irrevocable Undertaking will be released and transferred to Luna after 12 months from the date of Completion. Upon expiry of the period that is 18 months from the date of Completion, the remaining balance in the escrow account less certain deductions made or earmarked pending final determination pursuant to the terms of the Irrevocable Undertaking shall be released to Luna.

The Irrevocable Undertaking will be terminated and the obligations of Luna, the Chairman and Ms. Xu thereunder shall forthwith lapse and terminate if (i) the Offeror fails to despatch the Composite Document on the Despatch Date; (ii) the Share Offer is otherwise not made by the Offeror; or (iii) the Share Offer lapses.

SERVICE AGREEMENTS

Date

January 17, 2013

Parties

1.	Stryker Singapore Pte Ltd, a subsidiary of the Offeror

2.	Chairman

3.	Mr. Qian Xiao Jin

Principal terms of the Service Agreements

Subject to the Share Offer becoming or being declared unconditional in all respects, Stryker Singapore Pte Ltd agrees to engage each of the Chairman and Mr. Qian Xiao Jin as an independent service provider to provide certain services to the Offeror and the Target Group for a period of three years (the “Service Term”) and in addition, to provide the non-competition and non-solicitation undertakings (as disclosed in the section “Non-competition and non-solicitation undertakings” below). These services include, among others:

with respect to the Chairman:

•	Cooperating with the Target Group and the Offeror in the post-Completion transition period to assist in the Target Group's integration with the Offeror;

•	Advising on the Target Group's manufacturing operations and the transfer of the instrumentation manufacturing business;

•	Providing assistance with transitioning relationships with distributors, suppliers, consultants, experts in the industry, local government agencies and industry associations;

•	Providing assistance with transitioning relationships with key internal stakeholders and the retention of key employees of the Target Group;

•	Providing advice on new product development and the reconfiguration of existing products of the Target Group;

•	Providing assistance and advice on the management of distributors, the tendering process and marketing strategies;

•	Providing assistance and advice on local regulatory strategy and relationships with local regulatory authorities;

•	Providing assistance in respect of the maintenance of the high and new technology enterprise and other tax preferred status of the Target Group and any new applications for such status;

•	Providing assistance with the growth of the Target Group's business outside of

China; and

•
Any other services the Offeror may request the Chairman to perform from time to time that are reasonably within the scope of the Chairman's capabilities and are related to the business of the Target Group; and

with respect to Mr. Qian Xiao Jin:

•	Providing assistance to the Target Group in the recovery of the Property Purchase

Amount;

•	Providing assistance to the Target Group in respect of its business outside of

China;

•	Cooperating in the post-Completion integration process and in particular, co-chairing the integration committee of the Target Group to support the integration efforts and key workstreams;

•	Coordinating information exchange between the Offeror and the Target Group, particularly involving potential alliances and acquisitions in China;

•	Providing assistance to the Target Group in identifying potential business development and growth opportunities, whether inside or outside of China;

•	Providing assistance with transitioning relationships with key internal stakeholders and the retention of key employees; and

•
Any other services the Offeror may request Mr. Qian Xiao Jin to perform from time to time that are reasonably within the scope of Mr. Qian Xiao Jin's capabilities and are related to the business of the Target Group.

In consideration for providing the above services, the following service fees will be paid:

•	Chairman: US$1.68 million per annum for three years from the Unconditional Date payable on a monthly basis; and

•	Mr. Qian Xiao Jin: US$320,000 per annum for three years from the Unconditional

Date payable on a monthly basis.

The current annual remunerations of the Chairman and Mr. Qian Xiao Jin are approximately US$664,000 and US$130,600, respectively. In addition, in 2012, Mr. Qian Xiao Jin was granted 3,000,000 Options at an exercise price of HK$2.852 per Share. Pursuant to the Option Offer, Mr. Qian Xiao Jin will receive approximately HK$13.9 million upon closing of the Option Offer.

Non-competition and non-solicitation undertakings

Subject to the completion of the Offers, each of Luna, the Chairman, Ms. Xu and Mr. Qian Xiao Jin has unconditionally and irrevocably undertaken to the Offeror that for a duration of 5 years from the Unconditional Date (the “Non-Compete Period”), they shall not and shall procure that certain restricted persons shall not, directly or indirectly, among others: (i) carry on, cooperate with or provide any financial assistance to any person, be engaged or employed by or concerned or be interested in or acquire or hold any right or interest (in each case whether as a shareholder, partner, agent, consultant, employee or otherwise) economically or otherwise in any manner in any business (with certain limited exceptions) that (x) involves the manufacture, production, sale and/or distribution of Orthopaedic products or competes or may so compete directly or indirectly with any business of the Target Group in the PRC, Hong Kong, Macau Special Administrative Region, Singapore and Malaysia; and (y) involves the commercialization, sale, distribution and/or service of orthopaedic products or other products that competes or may so compete directly or indirectly with any business of the Target Group in Brazil, Venezuela, India and Russia; or (ii) solicit, hire or encourage or seek to encourage any director, officer, employee or distributor of any member of the Offeror's group to leave his/her current employment or consultancy or to breach the terms of their contract for services; and (iii) use or display any trademark, business name or mark, domain name or any website containing certain words and marks which are relevant to the Target's existing businesses.

Opinion of Independent Financial Adviser and approval of Independent Shareholders

As the Service Agreements are only being entered into by the Chairman and Mr. Qian Xiao Jin and are not being offered to all Shareholders, the Service Agreements require the consent of the Executive under Note 4 to Rule 25 of the Takeovers Code. The Target has made an application for consent from the Executive in relation to the Service Agreements conditional on the independent financial adviser advising the Independent Board Committee confirming that the terms of the Service Agreements are fair and reasonable, and the passing of an ordinary resolution by the Independent Shareholders at an extraordinary general meeting of the Target.

Accordingly, as set out in Condition (g), the Offers are subject to (i) the receipt of an opinion from the independent financial adviser of the Target confirming that the terms of Service Agreements are fair and reasonable, and (ii) the passing of an ordinary resolution by the Independent Shareholders at an extraordinary general meeting of the Target to approve the terms of the Service Agreements.

INDEPENDENT BOARD COMMITTEE AND INDEPENDENT FINANCIAL ADVISER

An Independent Board Committee, which comprises all the non-executive directors of the Target other than Ms. Xu, has been established by the Target Board to make a recommendation to the Shareholders and Optionholders as to whether the Share Offer is, or is not, fair and reasonable and as to acceptance and to the Optionholders as to its views on the Option Offer. Given that Ms. Xu is (i) the sole shareholder of Luna, being the holder of the Relevant Shares, and in respect of which she has given the Irrevocable Undertaking to the Offeror; and (ii) the spouse of the Chairman and the mother of Mr. Qian Xiao Jin, both of whom are parties to the Services Agreements, Mr. Xu is considered to have an interest in the Offers and thus will not act as a member of the Independent Board Committee.

In addition, an independent financial adviser, Somerley, approved by the Independent Board Committee), has been appointed to advise the Independent Board Committee in connection with the Offers and to opine on the fairness and reasonableness of the Service Agreements.

INFORMATION OF THE OFFEROR

The Offeror was incorporated in Michigan in 1946 as the successor company to a business founded in 1941 by Dr. Homer H. Stryker, a prominent orthopaedic surgeon and the inventor of several orthopaedic products. The common stocks of the Offeror are listed on the New York Stock Exchange.

The Offeror is one of the world's leading medical technology companies with 2011 audited revenues of US$8,307 million and audited net earnings of US$1,345 million, and is dedicated to helping healthcare professionals perform their jobs more efficiently while enhancing patient care. The Offeror offers a diverse array of innovative medical technologies including reconstructive implants, medical and surgical equipment, and neurotechnology and spine products to help people lead more active and more satisfying lives.

INFORMATION OF TARGET GROUP

The Target is an exempted company with limited liability incorporated in the Cayman Islands on January 27, 2010. The Shares are listed on the Main Board of the Stock Exchange (Stock Code: 325). The Target is principally engaged in investment holding. The Target Group is a leading manufacturer of orthopaedic products in the PRC and principally engaged in the design, manufacture and sale of various trauma and spine orthopaedic implants and related surgical tools.

As of June 30, 2012, the Target Group had over 600 distributors covering over 3,840 licensed hospitals in China.

The Target Group has two principal and wholly-owned operating subsidiaries, Trauson (China) Medical Instrument Company Limited and Changzhou Orthmed Medical Instrument Company Limited. As of June 30, 2012, the Target Group had three production facilities, and total assets of approximately RMB1,145 million.

REASONS FOR THE OFFERS AND THE EXPECTED BENEFITS

The directors of the Offeror believe that the acquisition of the Target by the Offeror will allow the Offeror to broaden its presence in China and develop a value segment platform for emerging markets through a well-established brand. The acquisition of a leading player in the Chinese trauma market and spine market demonstrates the Offeror's commitment to strengthen its global presence and through the Target's research and development expertise, manufacturing capabilities and its strong distribution network. Also, the acquisition of the Target represents an opportunity for the Offeror to further grow in China. The Offeror believes that the acquisition provides significant synergy opportunities and result in a business that will deliver more benefits and value than could be accomplished by either company alone.

The directors of the Offeror believe that the Target, which has grown rapidly over the past several years, would benefit from the technical, international regulatory, financial and management support that the Offeror can provide. In particular the directors of the Offeror believe that an acquisition by the Offeror will accelerate the development of the Target's brand, its business model as well as its market position, both in China and other international markets, in the long-term. The directors of the Offeror also believe that the Offeror's institutional knowledge in product design and manufacturing will also enable the Target to improve and diversify its product development in order to better serve its Chinese client base while enhancing its ability to register and sell its products in more markets internationally. Additionally, given the global reach and scale of the Offeror's business, distribution abilities and operations outside of China, the directors of the Offeror believe that the acquisition of the Target by the Offeror would give the Target greater access to, and improve its ability to grow, business and sales globally.

The members of the Independent Board Committee will make a recommendation to the Shareholders as to whether the Share Offer is, or is not, fair and reasonable and as to acceptance, and to the Optionholders as to its views on the Option Offer after considering the advice of the Independent Financial Adviser.

INTENTIONS OF THE OFFEROR IN RELATION TO THE TARGET GROUP

Following completion of the Offers, the Offeror will review the businesses of the Target, including among others, the Target's relationships with its distributors and customers, portfolio of products and product designs, assets, corporate and organizational structure, capitalization, operations, policies, management and personnel to consider and determine what changes, if any, would be necessary, appropriate or desirable, long term and short term, following the completion of the Offers in order to best organize and optimize the businesses and operations of the Target and to integrate the same within the

Offeror's group. The Offeror intends that the Target will continue to operate its business in its current state. However, the Offeror reserves the right to make any changes that it deems necessary or appropriate to the Target's businesses and operations to better integrate, generate maximum synergy and exploit full economies of scale with the other operations of the Offeror's group.

COMPULSORY ACQUISITION AND WITHDRAWAL OF LISTING

The Offeror intends to exercise the right under section 88 of the Cayman Islands Companies Law to compulsorily acquire those Shares not acquired by the Offeror under the Share Offer if it, within four months of the posting of the Composite Document, acquires not less than 90% of the Shares. On completion of the compulsory acquisition, if exercised, the Target will become a wholly-owned subsidiary of the Offeror and an application will be made for the withdrawal of the listing of the Shares from the Stock Exchange pursuant to Rule 6.15 of the Listing Rules.

Pursuant to Rule 2.11 of the Takeovers Code, except with the consent of the Executive, where the Offeror seeks to acquire or privatise the Target by means of the Share Offer and the use of compulsory acquisition rights, such rights may only be exercised if, in addition to satisfying any requirement imposed by the Cayman Islands Companies Law, acceptance of the Share Offer and purchases made by the Offeror and its Concert Parties during the four months after posting of the Composite Document total 90% or more of the disinterested Shares (as defined in the Takeovers Code).

WARNING:

If the level of acceptances of the Share Offer reaches the prescribed level under the Cayman Islands Companies Law and the requirements of Rule 2.11 of the Takeovers Code are satisfied, dealings in the Shares will be suspended from the Closing Date up to the withdrawal of listing of the Shares from the Stock Exchange pursuant to Rule 6.15 of the Listing Rules.

FURTHER TERMS OF THE OFFERS

In addition to the Conditions set out in this announcement, the Share Offer is made on the basis that acceptance of the Share Offer by any person will constitute a warranty by such person or persons to the Offeror that the Shares acquired under the Share Offer are sold by such person or persons free from all third party rights, liens, charges, equities, adverse interests and encumbrances whatsoever and together with all rights attaching thereto as at the Closing Date or subsequently becoming attached to them, including the right to receive all dividends (whether final or interim) and other distributions, if any, declared, made or paid on or after the Closing Date.

In addition, the Option Offer will be subject to and conditional upon the Share Offer becoming or being declared unconditional in all respects.

The Offers will be made in compliance with the Takeovers Code which is administered by the Executive.

Sellers' ad valorem stamp duty arising in connection with acceptance of the Share Offer will be payable by each Shareholder at the rate of HK$1.00 for every HK$1,000 or part thereof of the consideration payable by the Offeror for such person's Shares and will be deducted from the cash amount due to such accepting Shareholder.

The Offeror will pay the buyer's ad valorem stamp duty in relation to the Share Offer on its own behalf. No stamp duty is payable in connection with the Option Offer.

GENERAL MATTERS RELATING TO THE OFFERS Availability of the Offers

The Offeror intends to make the Offers available to all Shareholders and Optionholders including those who are not resident in Hong Kong. The availability of the Offers to persons who are not resident in Hong Kong may be affected by the laws of the relevant overseas jurisdictions. Persons who are not resident in Hong Kong should inform themselves about and observe any applicable requirements and restrictions in their own jurisdictions, including the obtaining of any governmental, exchange control or other consents which may be required, or the compliance with the other necessary formalities and the payment of any issue, transfer or other fares due in such jurisdiction.

In the event that the receipt of the Composite Document by overseas Shareholders or Optionholders is prohibited by any applicable laws and regulations or may only be effected upon compliance with conditions or requirements in such overseas jurisdictions that would be unduly burdensome, the Composite Document, subject to the Executive's consent, will not be despatched to such overseas Shareholders or Optionholders. The Offeror will apply for any waivers as may be required by the Executive pursuant to Note 3 to Rule 8 of the Takeovers Code at such time.

Any arrangements for overseas Shareholders or Optionholders to collect the Composite Document will be set out in a further announcement.

Composite Document

The Composite Document containing, among other things, details of the Share Offer and an expected timetable in relation to the Offers, a letter from the Independent Board Committee and a letter from the Independent Financial Adviser in respect of the Offers, together with forms of acceptance will be despatched to the Shareholders as soon as practicable and in compliance with the requirements of the Takeovers Code. The formal document containing the Option Offer will also be sent to Optionholders on the Despatch Date.

Further agreements or arrangements

As at the date of this announcement:

(i)	save as disclosed in the section headed “Irrevocable Undertaking” in this announcement, the Offeror and its Concert Parties have not received any other irrevocable commitment to accept the Offers;

(ii)	the Offeror or its Concert Parties do not hold any convertible securities, warrants or options in the Target;

(iii)	there is no outstanding derivative in respect of the securities in the Target which has been entered into by the Offeror or its Concert Parties;

(iv)
save as disclosed in the section headed “Irrevocable Undertaking” in this announcement, there is no arrangement (whether by way of option, indemnity or otherwise) in relation to the shares of the Offeror or the Target and which might be material to the Offers;

(v)
save as disclosed in the sections headed “Conditions to the Share Offer” and “Irrevocable Undertaking”, there is no agreement or arrangement to which the Offeror is a party which relates to circumstances in which it may or may not invoke or seek to invoke a condition to the Offers; and

(vi)	there are no relevant securities (as defined in Note 4 to Rule 22 of the Takeovers Code) in the Target which the Offeror or its Concert Parties have borrowed or lent.

Completion of the Offers

Subject to the Offeror's undertaking to Luna that it will not close the Share Offer prior to the 60th day after the Despatch Date unless the Share Offer has become or has been declared unconditional in all respects before then, if any of Conditions is not satisfied (or not waived where applicable) on or before the Closing Date, the Offers will lapse. In that case, the Offeror will issue an announcement in relation to the revision, extension, expiry or unconditionality of the Offers in accordance with the Takeovers Code and Listing Rules by 7:00 p.m. on the Closing Date. The latest time on which the Offeror can declare the Share Offer unconditional as to acceptances is 7:00 p.m. on the 60th day after the posting of the Composite Document (or such later date to which the Executive may consent).

If all the Conditions are satisfied (or, if permissible, waived), Shareholders and Optionholders will be notified by way of an announcement in accordance with the Takeovers Code and the Listing Rules as soon as practicable thereafter.

DEALINGS DISCLOSURE

In accordance with Rule 3.8 of the Takeovers Code, associates (as defined under the Takeovers Code and including a person who owns or controls 5% or more of any class of relevant securities) of the Target and the Offeror are hereby reminded to disclose their dealings in any securities of the Target pursuant to the Takeovers Code.

For this purpose, the full text of Note 11 to Rule 22 of the Takeovers Code is reproduced below:

“Stockbrokers, banks and others who deal in relevant securities on behalf of clients have a general duty to ensure, so far as they are able, that those clients are aware of the disclosure obligations attaching to associates and other persons under Rule 22 and that those clients are willing to comply with them. Principal traders and dealers who deal directly with investors should, in appropriate cases, likewise draw attention to the relevant Rules. However, this does not apply when the total value of dealings (excluding stamp duty and commission) in any relevant security undertaken for a client during any 7-day period is less than HK$1 million.

This dispensation does not alter the obligation of principals, associates and other persons themselves to initiate disclosure of their own dealings, whatever total value is involved.

Intermediaries are expected to co-operate with the Executive in its dealings enquiries. Therefore, those who deal in relevant securities should appreciate that stockbrokers and other intermediaries will supply the Executive with relevant information as to those dealings, including identities of clients, as part of that co-operation.”

The Offeror, its nominees or brokers or associates may from time to time make certain purchases of, or arrangements to purchase Shares other than pursuant to the Share Offer, before or during the period in which the Share Offer remains open for acceptance in compliance with the Takeovers Code. These purchases may occur either in the open market at prevailing prices or in private transactions at negotiated prices. Any information about such purchases will be reported to the SFC and will be available on the SFC website at http://www.sfc.hk/.

GENERAL

The Offeror has appointed Barclays as its exclusive financial adviser in connection with the Offers.

The Target has appointed UBS as its exclusive financial adviser in connection with the Offers.

This announcement contains forward-looking statements, which may be identified by words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “seek”, “estimate”, “will”, “would” or words of similar meaning, that involve risks and uncertainties, as well as assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. The Offeror and the Target assume no obligation and do not intend to update these forward-looking statements, except as required pursuant to applicable law.

RESUMPTION OF TRADING

At the request of the Target, trading in the Shares has been suspended with effect from 1:12 p.m. on January 8, 2013 pending the release of this announcement. An application has been made by the Target to the Stock Exchange for the resumption of trading in the Shares with effect from 9:00 a.m. on January 18, 2013.

WARNING: Shareholders, Optionholders and potential investors should be aware that the Share Offer is subject to the satisfaction or waiver (where applicable) of the Conditions and thus the Offers may or may not become unconditional. Shareholders, Optionholders and potential investors should therefore exercise caution when dealing in the Shares and any options or other rights in respect of them. Persons who are in doubt as to the action they should take should consult their stockbroker, bank manager, solicitor or other professional advisers.

The attention of the Shareholders, Optionholders and potential investors is drawn to the other announcement of the Target issued on the date of this announcement in relation to a discloseable transaction of the Target.

DEFINITIONS

In this announcement, the following expressions have the meanings set out below unless the context requires otherwise.

“associates”    has the meaning ascribed to it in the Listing Rules;

“Barclays”    means Barclays Capital Asia Limited, a corporation

licensed to carry out Type 1 (dealing in securities),

Type 2 (dealing in futures contract), Type 4 (advising

on securities) and Type 6 (advising on corporate

finance) regulated activities under the Securities and

Futures Ordinance (Chapter 571, Laws of Hong Kong),

the exclusive financial adviser to the Offeror in relation

to the Offers;

“Business Day”    means a day on which the Stock Exchange is open for

the transaction of business;

“Cayman Islands Companies    means the Companies Law Cap. 22 (Law 3 of 1961, as
Law”    consolidated and revised) of the Cayman Islands;

“Chairman”    Mr. Qian Fu Qing, the chairman, chief executive

officer and an executive director of the Target and the

spouse of Ms. Xu;
“Closing Date”    means the date to be stated in the Composite Document

as the first closing date of the Share Offer or any

subsequent closing date as may be announced by the

Offeror and approved by the Executive;

“Completion”    means the completion of the sale and purchase of the

Shares held by Luna pursuant to the Share Offer;

“Composite Document”    means the composite document to be issued jointly

by the Offeror and the Target to all Shareholders and

Optionholders in connection with the Share Offer

and in accordance with the Takeovers Code which

will contain, inter alia, details of the Share Offer, the

terms and conditions of the Share Offer and the board

circular of the Target;

“Concert Parties”    means parties acting in concert with the Offeror as

determined in accordance with the Takeovers Code;

“Conditions”    means the conditions of the Share Offer, as set out

under the section headed “Conditions to the Share

Offer” of this announcement;

“Consent(s)”    means any consent, approval, authorisation,

qualification, waiver, permit, grant, franchise,

concession, agreement, licence, exemption or order of,

registration, certificate, declaration or permission from,

or filing with, or report or notice to, any Relevant

Authority(ies), including those required under or in

relation to any concession rights or licences granted

by the Relevant Authority(ies) to the Target Group to

carry out its operations, whether under applicable laws

or regulations, any agreement or arrangement with

such Relevant Authority(ies), or otherwise;

“Executive”    means the Executive Director of the Corporate Finance

Division of the SFC or any delegate of the Executive

Director;

“December 31, 2011 Net    means the net asset value per share of HK$1.66 being
Asset Value Per Share”    calculated by dividing the total net asset value of the

Target as stated in the audited consolidated financial

statements of the Target for the financial year ended

December 31, 2011 by the total number of Shares in

issue as of December 31, 2011 (HKD/RMB exchange

rate: 1.2311);
“Despatch Date”    means the date of despatch of the Composite Document

and the formal document containing the Option Offer;

“HK$”    means Hong Kong dollar(s), the lawful currency of

Hong Kong;

“Hong Kong”    means the Hong Kong Special Administrative Region

of the PRC;

“Independent Board    means an independent committee of the Target Board
Committee”    comprising all the non-executive directors of the

Target other than Ms. Xu, namely Mr. Wang Chong

Guang Charles, Mr. Chan Yuk Tong, Dr. Lu Bing Heng

and Mr. Zhao Zi Lin;

“Independent Financial    means Somerley Limited, the independent financial
Adviser” or “Somerley”    adviser to the Independent Board Committee in

connection with the Offers. Somerley is a corporation

licensed to carry on Type 1 (dealing in securities),

Type 4 (advising on securities), Type 6 (advising on

corporate finance) and Type 9 (asset management)

regulated activities under the Securities and Futures

Ordinance (Chapter 571, Laws of Hong Kong);

“Independent Shareholders”    means Shareholders other than (i) Luna, its associates

and parties acting in concert with any of them; (ii) the

Offeror and its Concert Parties; and (iii) those who are

involved in or interested in the Service Agreements;

“Irrevocable Undertaking”    means the irrevocable undertaking dated January 17,

2013 given by Luna, the Chairman and Ms. Xu in

favour of the Offeror;

“Last Trading Date”    means January 7, 2013, being the last full trading date

prior to the suspension of trading in the Shares on

the Stock Exchange pending the publication of this

announcement;

“Listing Rules”    means the Rules Governing the Listing of Securities on

the Stock Exchange;

“Luna”    means Luna Group Holdings Limited, a company

solely and beneficially owned by Ms. Xu that holds

477,945,000 Shares, representing approximately

61.72% of the issued share capital of the Target, as at

the date of this announcement;
“Mr. Qian Xiao Jin”    Mr. Qian Xiao Jin, the son of the Chairman and Ms.

Xu;

“Ms. Xu”    Ms. Xu Yan Hua, a non-executive director of the

Target and a substantial shareholder of the Target

interested in 477,945,000 Shares held by Luna,

representing approximately 61.72% of the issued

share capital of the Target, as at the date of this

announcement and the sole shareholder of Luna, as

well as the spouse of the Chairman;

“Offer Period”    has the meaning given to it in the Takeovers Code;

“Offeror”    means Stryker Corporation;

“Offers”    means the Share Offer and the Option Offer to be made

by the Offeror;

“Option Offer”    means the proposal to be made by the Offeror in

compliance with Rule 13 of the Takeovers Code to

cancel all the outstanding Options in accordance with

the terms and conditions set out in this announcement;

“Optionholders”    means the holders of the Options;

“Options”    means the 22,830,000 outstanding share options

granted by the Target pursuant to the Share Option

Scheme;

“PRC”    means the People’s Republic of China (excluding Hong

Kong, Macau and Taiwan);

“Property Purchase Amount” means an amount equal to RMB40,510,000 in respect of the failed completion of the purchase by the Target

Group of certain premises in Beijing;

“Relevant Authority(ies)”    means any government, governmental, quasi -

governmental, statutory or regulatory authority, body,

agency, tribunal, court or institution;

“Relevant Shares”    means 477,945,000 Shares held by Luna as at the

date of the Irrevocable Undertaking, representing

approximately 61.72% of the issued share capital of the

Target, as at the date of this announcement;
“Service Agreements”    the service agreements dated January 17, 2013 entered

into between Stryker Singapore Pte Ltd. a subsidiary

of the Offeror, and each of the Chairman and Mr. Qian

Xiao Jin;

“SFC”    means the Securities and Futures Commission of Hong

Kong;

“Shareholders”    means registered holders for the time being of the

Shares;

“Shares”    means ordinary shares of HK$0.10 each in the issued

share capital of the Target;

“Share Offer”    means the conditional voluntary cash offer by the

Offeror to acquire all of the outstanding Shares in

accordance with the terms and conditions set out in this

announcement;

“Share Offer Price”    means the price at which the Share Offer will be made,

being HK$7.50 per Share;

“Share Option Scheme”    means the share option scheme adopted by the Target

on May 27, 2011, as amended from time to time;

“Stock Exchange”    means The Stock Exchange of Hong Kong Limited;

“subsidiaries”    has the meaning ascribed to it in the Listing Rules;

“Takeovers Code”    means The Codes on Takeovers and Mergers and Share

Repurchases published by the SFC;

“Target”    means Trauson Holdings Company Limited, a company

incorporated in the Cayman Islands with limited

liability with its shares listed on the Main Board of the

Stock Exchange (stock code: 325);

“Target Board”    means the board of directors of the Target;

“Target Group”    means the Target and its subsidiaries;

“UBS”	means UBS AG, acting through its Hong Kong branch,
	an institution licensed to carry out	Type 1 (dealing
	in securities), Type 4 (advising on	securities), Type
6 (advising on corporate finance), Type 7 (providing
automated trading services) and Type 9 (asset
management) regulated activities under the Securities
and Futures Ordinance (Chapter 571, Laws of Hong
Kong), the exclusive financial adviser to the Target in
relation to the Offers;
“Unconditional Date”	means the date on which the Offers become or are
declared unconditional in all respects;
“US$”	means US dollars, the lawful currency of the United
States of America; and
“%”	means per cent.

For the purposes of this announcement, the exchange rate of US$1.00 = HK$7.75245 has been used, where applicable, for purpose of illustration only and does not constitute a representation that any amount has been, could have been or may be exchanged at the above rate or at any other rates or at all.

By order of the	By order of the
board of directors of	board of directors of
Stryker Corporation	Trauson Holdings Company Limited
Kevin A. Lobo	Qian Fu Qing
President & Chief Executive Officer	Chairman
Hong Kong, January 17, 2013

The directors of Offeror jointly and severally accept full responsibility for the accuracy of the information contained in this announcement (other than that relating to the Target Group, Luna, the Chairman and Ms. Xu) and confirm, having made all reasonable enquires, that to the best of their knowledge, opinions expressed in this announcement (other than those expressed by the Target Group, Luna, the Chairman and Ms. Xu) have been arrived at after due and careful consideration and there are no other facts not contained in this announcement, the omission of which would make any statements in this announcement misleading.

The directors of the Target jointly and severally accept full responsibility for the accuracy of the information contained in this announcement (other than that relating to the Offeror and its Concert Parties and Barclays) and confirm, having made all reasonable enquires, that to the best of their knowledge, opinions expressed in this announcement (other than those expressed by the Offeror and its Concert Parties and Barclays) have been arrived at after due and careful consideration and there are no other facts not contained in this announcement, the omission of which would make any statements in this announcement misleading.

As at the date of this announcement, the board of directors of the Offeror is comprised of William U. Parfet, Howard E. Cox, Jr, Srikant M. Datar, Ph.D., Dr. Roch Doliveux, Louise L. Francesconi, Allan C. Golston, Howard L. Lance, Kevin A. Lobo and Ronda E. Stryker.

As at the date of this announcement, the board of directors of the Target comprises Mr. Qian Fu Qing and Mr. Cai Yong as executive directors, Ms. Xu Yan Hua and Mr. Wang Chong Guang Charles as non-executive directors, and Mr. Chan Yuk Tong, Dr. Lu Bing Heng and Mr. Zhao Zi Lin as independent non-executive directors.